                                                    Free Writing Prospectus
                                                    Filed Pursuant to Rule 433
                                                    Registration No. 333-130545


                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

                               MBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[300,000,000] (APPROXIMATE)
                              Offered Certificates

                                  MLMI 2006-F2
                       MORTGAGE PASS-THROUGH CERTIFICATES
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                          ABN AMRO MORTGAGE GROUP, INC.
                                    SERVICER

                               OCTOBER [16], 2006

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com
William Dorado                212-449-5320   william_dorado@ml.com
Roger Ashworth                212-449-5320   roger_ashworth@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Alan Chan                     212-449-8140   alan_chan@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com
Paul Fetch                    212-449-1002   Paul_fetch@ml.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

DEAL STRUCTURE SUMMARY:

                                  MLMI 2006-F2

                                 $[300,000,000]
              (APPROXIMATE OFFERED, SUBJECT TO FINAL COLLATERAL)(1)
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

              APPROXIMATE                                                                           EXPECTED
         PRINCIPAL OR NOTIONAL                  PAYMENT WINDOW   PASS-THROUGH                     RATINGS (S&P
CLASS          BALANCE(1)        WAL (YRS)(2)     (MONTHS)(2)      RATES(3)      TRANCHE TYPE      / MOODY'S)
------   ---------------------   ------------   --------------   ------------   --------------   -------------
  I-A         $285,637,000            4.66          1 - 359          6.25%        Pass-Thru        AAA / Aaa
  PO          $  2,213,339            4.74          1 - 359          0.00%      Principal Only     AAA / Aaa
 IO(4)        $ 12,508,481            4.95             NA            6.25%      Interest Only      AAA / Aaa
  M-1         $  4,500,000           10.67          1 - 359          6.25%        Subordinate       AA / Aa2
  M-2         $  2,850,000           10.67          1 - 359          6.25%        Subordinate        A / A2
  M-3         $  1,500,000           10.67          1 - 359          6.25%        Subordinate      BBB / Baa2
B-1(5)        $  1,500,000           10.67          1 - 359          6.25%        Subordinate       BB / NR
B-2(5)        $  1,050,000           10.67          1 - 359          6.25%        Subordinate        B / NR
B-3(5)        $    749,661           10.67          1 - 359          6.25%        Subordinate       NR / NR
              ------------
 TOTAL        $300,000,000
              ============

(1) The approximate size subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The WAL and Payment Windows for the Certificates are shown assuming all loans are run to maturity at pricing speed of 100% PPC. (8% CPR in month 1, building linearly, (rounded to the nearest hundredth) to 18% CPR in month 12 and thereafter.)

(3) The Pass-Through Rates are described under "Interest Rates" on page 6 of this Free Writing Prospectus.

(4)  Notional Balance.

(5)  Non-offered Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

SPONSOR AND SELLER:         Merrill Lynch Mortgage Lending

DEPOSITOR:                  Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:             Merrill Lynch Mortgage Investors Trust 2006-F2

LEAD MANAGER:               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

TRUSTEE:                    HSBC Bank USA, N.A.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:   Wells Fargo Bank, N.A.

SERVICER:                   ABN AMRO Mortgage Group, Inc.

ORIGINATORS:                ABN AMRO Mortgage Group, Inc.

RATING AGENCIES:            S&P and Moody's will rate all of the Senior
                            Certificates. S&P will rate the Class M-1, Class
                            M-2, Class M-3, Class B-1 and Class B-2
                            Certificates.

CUT-OFF DATE:               October 1, 2006.

CLOSING DATE:               On or about October [31], 2006.

DISTRIBUTION DATES:         The 25th day of each month (or if not a business
                            day, the next succeeding business day), commencing
                            in November 2006.

CERTIFICATES:               The "Senior Certificates" will consist of the Class
                            I-A Certificates. The "Mezzanine Certificates" will
                            consist of the Class M-1, Class M-2 and Class M-3
                            Certificates. The "Subordinate Certificates" will
                            consist of the Class B-1, Class B-2 and Class B-3
                            Certificates. The Senior Certificates, Class PO
                            Certificates, Class IO Certificates, Mezzanine
                            Certificates and the Subordinate Certificates are
                            collectively referred to herein as the
                            "Certificates". Only the Senior, Class IO, Class PO
                            and Mezzanine Certificates (collectively, the
                            "Offered Certificates") are being offered publicly.

REGISTRATION:               The Offered Certificates will be made available in
                            book-entry form through DTC, and upon request only,
                            through Clearstream, Luxembourg and the Euroclear
                            system.

FEDERAL TAX TREATMENT:      It is anticipated that, for federal income tax
                            purposes, the Offered Certificates will represent
                            ownership of REMIC regular interests.

ERISA ELIGIBILITY:          The Offered Certificates are expected to be ERISA
                            eligible. Prospective investors should review with
                            their legal advisors whether the purchase and
                            holding of any of the Offered Certificates could
                            give rise to a transaction prohibited or not
                            otherwise permissible under ERISA or other similar
                            laws.

SMMEA TREATMENT:            The Senior Certificates and the Class M-1
                            Certificates will be "mortgage related securities"
                            for purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

CLEAN-UP CALL:              The terms of the transaction allow for an optional
                            termination after and auction of the trust's assets
                            and retirement of the Certificates on the date (the
                            "Clean-Up Call Date") on which the aggregate
                            principal balance of the Mortgage Loans is equal to
                            10% or less of the aggregate principal balance of
                            the Mortgage Loans as of the Cut-off Date.

PRICING PREPAYMENT SPEED:   The Offered Certificates will be priced to a
                            prepayment speed of 100% PPC. (8% CPR in month 1,
                            building linearly, (rounded to the nearest
                            hundredth) to 18% CPR in month 12 and thereafter.)

MORTGAGE LOANS:             The trust will consist of one group of approximately
                            629 fixed rate, prime mortgage loans secured by
                            first liens on one- to four-family residential
                            properties. The information on the Mortgage Loans
                            described herein is based on a pool of Mortgage
                            Loans with an approximate aggregate principal
                            balance of $329,512,121 as of September 1, 2006 (the
                            "Statistical Calculation Date"). As of the Cut-off
                            Date, the expected aggregate principal balance of
                            the Mortgage Loans will be approximately
                            $300,000,000.

                            Approximately 29.70% of the Mortgage Loans are scheduled to pay interest only for the first ten years. All Mortgage Loans were generally originated in accordance with the related underwriting guidelines specified in the prospectus supplement.

DELAY DAYS:                 24 days

ACCRUAL PERIOD:             The interest accrual period for the Certificates for
                            each Distribution Date will be the calendar month
                            immediately preceding the month in which the
                            Distribution Date occurs on a 30/360 basis.

ACCRUED INTEREST:           Assuming a Closing Date of October 31, 2006, the
                            Certificates will settle with [30] days of accrued
                            interest.

DISCOUNT MORTGAGE LOAN:     Any Mortgage Loan with a Net Mortgage Rate less than
                            6.25%.

NON-DISCOUNT                Any Mortgage Loan which is not a Discount Mortgage
MORTGAGE LOAN:              Loan.

NET MORTGAGE RATE:          With respect to any Mortgage Loan, the mortgage rate
                            thereon minus the applicable servicing fee rate.

PO PERCENTAGE:              For each Discount Mortgage Loan on any Distribution
                            Date, the percentage equivalent of a fraction, the
                            numerator of which is 6.25% minus the Net Mortgage
                            Rate for such Discount Mortgage Loans and the
                            denominator of which is 6.25%.

INTEREST RATES:             The Senior Certificates, Mezzanine Certificates and
                            the Subordinate Certificates will accrue interest at
                            a fixed rate of 6.25%.

                            The Class IO Certificates will accrue interest at a fixed rate of 6.25%. The notional balance will be equal to (1) the product of (a) the weighted average of the net mortgage rates of the Non-

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

                            Discount Mortgage Loans minus 6.25% and (b) the principal balance of the Non-Discount Mortgage Loans divided by (2) 6.25%.

NON-PO PRINCIPAL            On any Distribution Date, the sum of (1) the product
DISTRIBUTION AMOUNT:        of (a) the Senior Percentage and (b) the Non-PO
                            Percentage of scheduled principal collections and
                            (2) the product of (a) the Senior Prepayment
                            Percentage and (b) the Non-PO Percentage of
                            unscheduled principal collections.

SUBORDINATE PRINCIPAL       On any Distribution Date, the sum of (1) the product
DISTRIBUTION AMOUNT:        of (a) the Subordinate Percentage and (b) the Non-PO
                            Percentage of scheduled principal collections and
                            (2) the product of (a) the Subordinate Prepayment
                            Percentage and (b) the Non-PO Percentage of
                            unscheduled principal collections.

SENIOR PERCENTAGE:          On any Distribution Date, the percentage equivalent
                            of a fraction, the numerator of which is the sum of
                            the certificate principal balance of the Senior
                            Certificates (other than the Class PO Certificates)
                            immediately prior to that Distribution Date, and the
                            denominator of which is the aggregate of (1) the
                            principal balance of each Mortgage Loan multiplied
                            by (2) the applicable Non-PO Percentage immediately
                            prior to that Distribution Date.

SUBORDINATE PERCENTAGE:     On any Distribution Date, 100% minus the Senior
                            Percentage on such Distribution Date.

CLASS PO PRINCIPAL          On any Distribution Date, the sum of (1) the PO
DISTRIBUTION AMOUNT:        Percentage of scheduled principal collections in
                            respect of Discount Mortgage Loans and (2) the PO
                            Percentage of unscheduled principal collections in
                            respect of Discount Mortgage Loans.

NON-PO PERCENTAGE:          For each Discount Mortgage Loan on any Distribution
                            Date, the percentage equivalent of a fraction, the
                            numerator of which is the applicable Net Mortgage
                            Rate for such Discount Mortgage Loans and the
                            denominator of which is 6.25%. For any Non-Discount
                            Mortgage Loan, 100%.

SENIOR PREPAYMENT           On any Distribution Date, the sum of (1) the Senior
PERCENTAGE:                 Percentage and (2) the product of (a) 100% minus the
                            Shift Percentage for such Distribution Date
                            multiplied by (b) the Subordinate Percentage for
                            such Distribution Date.

SUBORDINATE                 On any Distribution Date, 100% minus the Senior
PREPAYMENT PERCENTAGE:      Prepayment Percentage for such loan group.

SHIFTING INTEREST:          For any Distribution Date occurring during the five
                            years beginning on the first Distribution Date, the
                            Mezzanine Certificates and Subordinate Certificates
                            will be locked out from receipt of all unscheduled
                            principal (unless the Senior Certificates are paid
                            down to zero). After such time and subject to
                            standard collateral performance triggers (to be
                            described in the prospectus supplement), the
                            Mezzanine Certificates and Subordinate Certificates
                            will receive an increasing portion of unscheduled
                            principal prepayments.

                            The prepayment percentages on the Mezzanine
                            Certificates and Subordinate Certificates are as follows:

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

                                                              PREPAYMENT SHIFT
                            DISTRIBUTION DATES                   PERCENTAGE
                            ----------------------------   ---------------------
                            November 2006 - October 2011   0% Pro Rata Share
                            November 2011 - October 2012   30% Pro Rata Share
                            November 2012 - October 2013   40% Pro Rata Share
                            November 2013 - October 2014   60% Pro Rata Share
                            November 2014 - October 2015   80% Pro Rata Share
                            November 2015 and after        100% Pro Rata Share

                            Any principal not allocated to the Mezzanine
                            Certificates and Subordinate Certificates will be allocated to the Senior Certificates.

ALLOCATION OF REALIZED      Any realized losses (other then the PO Percentage of
LOSSES:                     such realized losses) on the Mortgage Loans will be
                            allocated as follows: first, to the Subordinate
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective certificate principal balance has been
                            reduced to zero; second, to the Mezzanine
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective certificate principal balance has been
                            reduced to zero; and third to the Senior
                            Certificates until the Certificate Principal Balance
                            has been reduced to zero. The Class PO Certificates
                            will be reimbursed for any realized losses allocated
                            to such class from amounts payable to the Mezzanine
                            and Subordinate Certificates

CERTIFICATES' PRIORITY OF   Distributions on the Certificates will be made on
DISTRIBUTIONS:              each Distribution Date from available interest and
                            principal collections received during the related
                            due period on the Mortgage Loans in the following
                            order of priority:

                            1)   To the Senior Certificates and Class IO
                                 Certificates, accrued and unpaid interest at the respective Interest Rate;

                            2)   To the Class PO Certificates the Class PO
                                 Principal Distribution Amount;

                            3)   To the Senior Certificates, until its
                                 Certificate Principal Balances is reduced to zero, all principal received with respect to the Mortgage Loans (other than any portion of such principal distributable to the Mezzanine and Subordinate Certificates pursuant to (4) below).

                            4)   Sequentially to the Class M-1, Class M-2, Class
                                 M-3, Class B-1, Class B-2 and Class B-3
                                 Certificates, in that order, in each case up to an amount equal to and in the following order,
                                 (i) first, accrued and unpaid interest at the respective Interest Rate and (ii) second, such Class' pro-rata share of principal as described under "Shifting Interest" above, until their respective certificate principal balances are reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                   ORIGINAL  REMAINING    ORIGINAL     REMAINING    INTEREST   INTEREST
 CUT-OFF DATE   CURRENT     NET     TERM TO   TERM TO   AMORTIZATION  AMORTIZATION    ONLY       ONLY
  PRINCIPAL    MORTGAGE  MORTGAGE  MATURITY  MATURITY       TERM          TERM      ORIGINAL  REMAINING
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)   (MONTHS)(1)   (MONTHS)(1)  (MONTHS)   (MONTHS)
-------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------
 2,024,752.77    5.625     5.375      360       353          360           353           0         0
 6,442,645.64    5.846     5.596      360       354          360           354           0         0
 6,483,097.40    6.073     5.823      360       356          360           356           0         0
25,307,160.13    6.337     6.087      360       356          360           356           0         0
54,507,039.69    6.562     6.312      360       356          360           356           0         0
80,824,900.07    6.811     6.561      360       357          360           357           0         0
23,083,072.62    7.027     6.777      360       358          360           358           0         0
12,234,356.08    7.250     7.000      360       358          360           358           0         0
   910,436.92    6.125     5.875      360       359          240           240         120       119
 2,983,498.72    6.290     6.040      360       357          240           240         120       117
18,016,606.68    6.589     6.339      360       358          240           240         120       118
46,639,960.70    6.821     6.571      360       358          240           240         120       118
16,508,326.59    7.028     6.778      360       358          240           240         120       118
 4,034,145.99    7.250     7.000      360       358          240           240         120       118

(1)  LESS IO TERM.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

                              TOTAL MORTGAGE LOANS

Total Current Balance:   $329,512,121
Total Number of Loans:            629

                                    Average or
                               Weighted Average (1)     Minimum       Maximum
                               --------------------   ----------   -------------
Current Balance                     $523,866.65       $50,000.00   $2,223,935.27
Original Balance                    $525,384.51       $50,000.00   $2,236,000.00
Loan Rate                             6.714%            5.625%         7.250%
Servicing Fee                         0.250%            0.250%         0.250%
Net Loan Rate                         6.464%            5.375%         7.000%
Original LTV                          71.96%            12.12%         95.00%
Effective LTV                         71.96%            12.12%         95.00%
Credit Score (3)                        736               612           816
Original Term (mos)                     360               360           360
Remaining Term (mos)                    357               345           359
Seasoning (mos)                          3                 1             15
IO Original Term (2)                    120               120           120
IO Remaining Term (2)                   118               115           119

Top State Concentrations (1)   CA(20.31%),IL(12.02%),NY(11.77%),FL(8.25%),TX(5.42%)

First Pay Date   08/01/2005   10/01/2006
Maturity Date    07/01/2035   09/01/2036

(1)  Based on current balances.

(2)  For Interest-Only loans.

(3)  For loans with Credit Scores.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

PRODUCT TYPE

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
                                MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
PRODUCT TYPE                     LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
------------                   --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
Fixed 30 Year                     472       231,654,737           70.30         6.675      732       490,794       72.27   61.69
Fixed 30 Year IO                  157        97,857,385           29.70         6.807      746       623,295       71.21   66.80
                                  ---       -----------          ------         -----      ---       -------       -----   -----
TOTAL:                            629       329,512,121          100.00         6.714      736       523,867       71.96   63.21
                                  ===       ===========          ======         =====      ===       =======       =====   =====

AMORTIZATION TYPE

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
                                MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
AMORTIZATION TYPE                LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
-----------------              --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
Interest Only                     157        97,857,385           29.70         6.807      746        623,295      71.21   66.80
Principal and Interest            472       231,654,737           70.30         6.675      732        490,794      72.27   61.69
                                  ---       -----------          ------         -----      ---        -------      -----   -----
TOTAL:                            629       329,512,121          100.00         6.714      736        523,867      71.96   63.21
                                  ===       ===========          ======         =====      ===        =======      =====   =====

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
STATED PRINCIPAL BALANCES ($)    LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
-----------------------------  --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
0.01 to  100,000.00                11           804,753            0.24         7.176      714         73,159      80.07    11.41
100,000.01 to 200,000.00           69        10,543,716            3.20         6.925      701        152,807      79.36     4.21
200,000.01 to 300,000.00           47        11,613,018            3.52         6.873      704        247,085      80.12     2.14
300,000.01 to 400,000.00           26         9,183,416            2.79         6.751      692        353,208      76.29     8.08
400,000.01 to 500,000.00          149        69,083,078           20.97         6.742      731        463,645      73.44    66.18
500,000.01 to 600,000.00          146        80,744,729           24.50         6.678      738        553,046      74.54    77.01
600,000.01 to 700,000.00           80        52,005,374           15.78         6.679      738        650,067      70.48    68.82
700,000.01 to 800,000.00           42        31,716,108            9.63         6.735      753        755,145      71.22    75.81
800,000.01 to 900,000.00           16        13,678,859            4.15         6.585      725        854,929      69.99    49.84
900,000.01 to 1,000,000.00         32        31,277,307            9.49         6.677      750        977,416      66.42    56.16
1,000,000.01 to 1,100,000.00        1         1,050,000            0.32         6.625      816      1,050,000      63.64     0.00
1,100,000.01 to 1,200,000.00        1         1,190,800            0.36         6.750      717      1,190,800      65.00     0.00
1,200,000.01 to 1,300,000.00        1         1,260,000            0.38         7.125      777      1,260,000      57.27   100.00
1,400,000.01 to 1,500,000.00        1         1,488,707            0.45         6.875      763      1,488,707      80.00   100.00
1,500,000.01 to 2,000,000.00        6        11,648,320            3.54         6.893      754      1,941,387      58.32    82.83
2,000,000.01 to 2,500,000.00        1         2,223,935            0.67         5.625      743      2,223,935      50.25   100.00
                                  ---       -----------          ------         -----      ---      ---------      -----   ------
TOTAL:                            629       329,512,121          100.00         6.714      736        523,867      71.96    63.21
                                  ===       ===========          ======         =====      ===      =========      =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

CURRENT MORTGAGE RATES

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
RANGE OF CURRENT                MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
MORTGAGE RATES (%)               LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
------------------             --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
5.501 to 5.750                      4         3,858,544            1.17         5.678      744      964,636        53.83   87.31
5.751 to 6.000                     15         8,388,720            2.55         5.919      724      559,248        68.89   80.33
6.001 to 6.250                     26        15,760,119            4.78         6.209      746      606,158        70.22   77.83
6.251 to 6.500                    101        56,279,696           17.08         6.454      739      557,225        71.41   74.34
6.501 to 6.750                    202       111,424,210           33.81         6.701      743      551,605        72.74   65.52
6.751 to 7.000                    205       106,460,364           32.31         6.915      728      519,319        72.00   55.47
7.001 to 7.250                     76        27,340,467            8.30         7.207      729      359,743        74.21   43.89
                                  ---       -----------          ------         -----      ---      -------        -----   -----
TOTAL:                            629       329,512,121          100.00         6.714      736      523,867        71.96   63.21
                                  ===       ===========          ======         =====      ===      =======        =====   =====

REMAINING TERM

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
RANGE OF                        MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
REMAINING TERM (MONTHS)          LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
-----------------------        --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
337 to 348                          2           309,497            0.09         6.433      671      154,748        94.96   100.00
349 to 360                        627       329,202,624           99.91         6.715      736      525,044        71.93    63.17
                                  ---       -----------          ------         -----      ---      -------        -----   ------
TOTAL:                            629       329,512,121          100.00         6.714      736      523,867        71.96    63.21
                                  ===       ===========          ======         =====      ===      =======        =====   ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
RANGE OF ORIGINAL               MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
LOAN-TO-VALUE RATIOS (%)         LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)  SCORE   OUTSTANDING ($) LTV (%)  DOC (%)
------------------------       --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
10.01 to 20.00                      3           814,840            0.25         6.604      728       271,613       18.84     0.00
20.01 to 30.00                      3         2,055,324            0.62         6.716      707       685,108       24.60   100.00
30.01 to 40.00                      9         4,312,513            1.31         6.690      722       479,168       36.92    46.01
40.01 to 50.00                     19        13,091,891            3.97         6.635      749       689,047       45.03    66.71
50.01 to 60.00                     50        38,306,599           11.63         6.609      744       766,132       55.97    67.77
60.01 to 70.00                     82        52,630,830           15.97         6.740      736       641,839       66.31    56.51
70.01 to 75.00                     59        36,867,609           11.19         6.687      735       624,875       73.65    58.63
75.01 to 80.00                    362       170,229,795           51.66         6.735      736       470,248       79.44    66.98
80.01 to 85.00                      3         1,154,166            0.35         6.816      668       384,722       84.11    86.24
85.01 to 90.00                     14         5,040,974            1.53         6.843      709       360,070       89.65    38.25
90.01 to 95.00                     25         5,007,579            1.52         6.841      712       200,303       94.76    24.80
                                  ---       -----------          ------         -----      ---       -------       -----   ------
TOTAL:                            629       329,512,121          100.00         6.714      736       523,867       71.96    63.21
                                  ===       ===========          ======         =====      ===       =======       =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

CREDIT SCORES

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
                                MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
RANGE OF CREDIT SCORES           LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
----------------------         --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
601 to 625                          6         3,200,880            0.97         6.741      617       533,480       72.58   96.25
626 to 650                         17         7,271,097            2.21         6.662      643       427,712       72.46   90.61
651 to 675                         56        25,825,967            7.84         6.731      663       461,178       71.49   61.16
676 to 700                        128        51,320,688           15.57         6.748      688       400,943       74.29   55.56
701 to 725                        111        50,301,415           15.27         6.730      713       453,166       72.93   47.16
726 to 750                         85        48,262,235           14.65         6.706      739       567,791       70.44   59.59
751 to 775                         85        56,567,604           17.17         6.741      763       665,501       71.19   58.36
776 to 800                        105        65,980,678           20.02         6.684      788       628,387       71.03   81.63
801 to 825                         36        20,781,558            6.31         6.631      807       577,265       72.69   71.90
                                  ---       -----------          ------         -----      ---       -------       -----   -----
TOTAL:                            629       329,512,121          100.00         6.714      736       523,867       71.96   63.21
                                  ===       ===========          ======         =====      ===       =======       =====   =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

GEOGRAPHIC AREA

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
                                MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL  FULL
GEOGRAPHIC AREA                  LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
---------------                --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
Alabama                            15         7,407,716            2.25         6.724      728        493,848      77.59    94.65
Arizona                            20        11,926,872            3.62         6.667      720        596,344      72.19    90.13
California                        109        66,931,762           20.31         6.623      743        614,053      68.82    65.99
Colorado                           10         6,478,436            1.97         6.882      735        647,844      64.45    54.49
Connecticut                         1           231,469            0.07         6.375      716        231,469      79.99     0.00
Delaware                            1            61,653            0.02         7.250      723         61,653      95.00     0.00
Florida                            50        27,168,642            8.25         6.790      738        543,373      70.66    73.70
Georgia                            27        14,801,567            4.49         6.737      757        548,206      70.78    52.44
Hawaii                              1           875,947            0.27         6.625      750        875,947      65.00     0.00
Illinois                           74        39,607,176           12.02         6.735      737        535,232      70.29    62.73
Indiana                             3           804,278            0.24         6.762      717        268,093      73.63    61.85
Iowa                                4         2,470,010            0.75         6.656      747        617,502      78.07    21.05
Kansas                              3         1,363,556            0.41         6.995      703        454,519      79.45     0.00
Kentucky                            3         1,510,959            0.46         6.372      720        503,653      77.17   100.00
Louisiana                           3         1,688,573            0.51         6.374      752        562,858      70.14    68.02
Maine                               1           750,000            0.23         7.125      712        750,000      60.48     0.00
Maryland                           11         6,051,969            1.84         6.712      713        550,179      77.09    65.68
Massachusetts                       4         2,105,172            0.64         6.585      702        526,293      78.27    58.00
Michigan                           25         7,858,424            2.38         6.903      730        314,337      75.93    39.85
Minnesota                          12         5,141,168            1.56         6.677      733        428,431      72.60    57.06
Mississippi                         1           488,384            0.15         6.625      762        488,384      95.00   100.00
Missouri                            7         3,287,790            1.00         6.613      769        469,684      68.84    93.12
Montana                             3         1,258,391            0.38         6.797      703        419,464      80.00    79.36
Nebraska                            1           143,585            0.04         6.500      677        143,585      95.00   100.00
Nevada                              4         2,127,544            0.65         6.843      708        531,886      77.92    52.68
New Hampshire                       2           952,288            0.29         7.005      722        476,144      83.76    50.96
New Jersey                         10         5,671,520            1.72         6.860      707        567,152      75.07    50.46
New Mexico                          6         2,050,083            0.62         6.844      723        341,681      71.53    24.85
New York                           78        38,777,009           11.77         6.745      739        497,141      73.50    39.25
North Carolina                     10         5,421,219            1.65         6.597      760        542,122      71.92    81.29
Ohio                                8         3,037,431            0.92         6.407      736        379,679      77.06    53.63
Oklahoma                            3         2,060,179            0.63         6.663      734        686,726      66.31    55.14
Oregon                              5         2,517,124            0.76         6.748      741        503,425      75.86    62.61
Pennsylvania                       10         5,376,040            1.63         6.756      733        537,604      68.57    63.37
South Carolina                      2         2,574,320            0.78         6.903      753      1,287,160      54.86   100.00
South Dakota                        1           544,800            0.17         6.750      671        544,800      80.00   100.00
Tennessee                           8         4,237,631            1.29         6.659      746        529,704      67.56    89.84
Texas                              43        17,847,512            5.42         6.676      714        415,058      78.83    75.29
Utah                                2           984,645            0.30         7.048      728        492,323      72.91    53.83
Vermont                             1           460,000            0.14         7.000      754        460,000      80.00     0.00
Virginia                           14         6,843,245            2.08         6.652      735        488,803      74.66    81.83
Washington                         26        14,045,235            4.26         6.756      729        540,201      73.94    63.21
Wisconsin                           6         3,045,798            0.92         6.907      747        507,633      79.73    75.51
Wyoming                             1           525,000            0.16         6.750      808        525,000      42.00   100.00
                                  ---       -----------          ------         -----      ---      ---------      -----   ------
TOTAL:                            629       329,512,121          100.00         6.714      736        523,867      71.96    63.21
                                  ===       ===========          ======         =====      ===      =========      =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

OCCUPANCY TYPE

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
                                MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
OCCUPANCY TYPE                   LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
--------------                 --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
Primary                           582       299,086,984           90.77         6.707      734       513,895       72.19    61.94
Second Home                        42        28,790,068            8.74         6.777      754       685,478       69.09    74.25
Investment                          5         1,635,069            0.50         6.976      790       327,014       80.00   100.00
                                  ---       -----------          ------         -----      ---       -------       -----   ------
TOTAL:                            629       329,512,121          100.00         6.714      736       523,867       71.96    63.21
                                  ===       ===========          ======         =====      ===       =======       =====   ======

PROPERTY TYPE

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
                                MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
PROPERTY TYPE                    LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
-------------                  --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
Single Family Detached            393       203,980,979           61.90         6.714      735       519,036       71.70   61.77
Deminimis PUD                     106        63,695,241           19.33         6.721      737       600,898       71.65   69.25
Condo - Low Rise <5 floors         41        18,878,819            5.73         6.768      755       460,459       73.81   67.20
Condo - High Rise >8 floors        24        15,295,345            4.64         6.711      762       637,306       71.82   91.26
Single Family Residence            34        12,448,884            3.78         6.727      699       366,144       73.12   41.53
2 Family                           16         8,182,878            2.48         6.576      733       511,430       72.28   19.25
PUD                                 8         4,537,581            1.38         6.503      713       567,198       77.82   94.52
Single Family Attached              5         1,794,564            0.54         6.979      695       358,913       75.51    0.00
3-4 Family                          2           697,830            0.21         7.078      760       348,915       56.96   68.78
                                  ---       -----------          ------         -----      ---       -------       -----   -----
TOTAL:                            629       329,512,121          100.00         6.714      736       523,867       71.96   63.21
                                  ===       ===========          ======         =====      ===       =======       =====   =====

LOAN PURPOSE

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
                                MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
LOAN PURPOSE                     LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
------------                   --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
Purchase                          350       186,792,041           56.69         6.712      748       533,692       75.07   65.42
Refinance - Rate Term             126        76,110,213           23.10         6.678      728       604,049       66.57   57.55
Refinance - Cashout               153        66,609,867           20.21         6.762      710       435,359       69.38   63.46
                                  ---       -----------          ------         -----      ---       -------       -----   -----
TOTAL:                            629       329,512,121          100.00         6.714      736       523,867       71.96   63.21
                                  ===       ===========          ======         =====      ===       =======       =====   =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-F2

LOAN DOCUMENTATION

                                                             % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                               NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT
                                MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF   AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL
LOAN DOCUMENTATION               LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)
------------------             --------- ----------------- ----------------- ---------- -------- --------------- -------- -------
Stated                            257       102,407,841           31.08         6.790      726       398,474       72.75     0.00
FULL/ALT                          339       208,270,841           63.21         6.669      740       614,368       71.88   100.00
SISA                               33        18,833,439            5.72         6.803      746       570,710       68.46     0.00
                                  ---       -----------          ------         -----      ---       -------       -----   ------
TOTAL:                            629       329,512,121          100.00         6.714      736       523,867       71.96    63.21
                                  ===       ===========          ======         =====      ===       =======       =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.